                                                               EXHIBIT 10.15


                                 AMENDMENT NO. 4

                       INTERIM LOAN AND SECURITY AGREEMENT

Amendment No. 4 (the "Amendment"), dated and effective as of June 28, 1996, between National Westminster Bank Plc, New York Branch, a Branch duly licensed under the laws of the State of New York or a public limited company organized under the laws of the United Kingdom (the "Lender"), and Aames Capital Corporation (the "Borrower").

                              PRELIMINARY STATEMENT

     The Lender and the Borrower entered into that certain Interim Loan and Security Agreement, dated as of April 21, 1995, as amended by Amendment No. 1 thereto, dated as of January 5, 1996, Amendment No. 2 thereto, dated as of February 16, 1996, Amendment No. 3 thereto, dated as of May 24, 1996, Notice of Extension No. 1, dated as of June 15, 1995, Notice of Extension No. 3, dated as of December 14, 1995, Notice of Extension No. 4, dated as of June 14, 1996 and Notice of Extension No. 5, dated as of June 28, 1996 (as so amended, the "Agreement"), pursuant to which the Lender agreed to provide to the Borrower interim funding from time to time to finance the origination or acquisition of mortgage loans. Notice of Extension No. 5 extended the "Funding Period" and established January 1, 1997 as the "Funding Termination Date".

     The Lender and the Borrower desire to amend the Agreement in the manner described below and for good and valuable consideration do hereby agree as follows:

     Section 1. MAXIMUM FUNDING AMOUNT.

     The "Maximum Funding Amount", for purposes of the Agreement, shall hereinafter be equal to $150,000,000.

     Section 2. OTHER PROVISIONS OF AGREEMENT TO REMAIN IN EFFECT. Except as otherwise specifically provided in this Amendment, all provisions of the

Agreement shall remain in full force and effect and unmodified hereby.

     Section 3. GOVERNING LAW. This Amendment shall be construed in accordance with the law of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York.

     Section 4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.


     IN WITNESS WHEREOF, the Lender and the Borrower have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                         NATIONAL WESTMINSTER BANK PLC,
                        NEW YORK BRANCH AND NASSAU BRANCH



                         By: /s/ Bhavana Desai
                            ----------------------------
                         Name:   Bhavana Desai
                         Title:  Vice President



                            AAMES CAPITAL CORPORATION


                         By:  /s/ Gregory J. Witherspoon
                            ----------------------------
                         Name:    Gregory J. Witherspoon
                         Title:   Executive Vice President -
                                  Finance